EXHIBIT 10.1(a)
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                          SEVENTH AMENDMENT TO LEASE


     THIS AGREEMENT, made and entered into this 15th day of May, 1996, by and between Newmarket Partners III, Limited, a Georgia Limited Partnership, whose general partners are Laing Properties, Inc. and Laing Management Company (hereinafter called "Landlord") and CryoLife, Inc., a Florida corporation (hereinafter called "Tenant").

                                WITNESSETH THAT:

     WHEREAS, Landlord and Tenant entered into a certain Lease Agreement dated February 13, 1986, as amended April 7, 1986, May 15, 1987, June 22, 1988, April 4, 1989, October 15, 1990, and March 14, 1995 (collectively hereinafter "Lease") for Suites 122 through 150 (hereinafter "Premises") at 2211 Newmarket Parkway, Building 8, Marietta, Georgia 30067.

     WHEREAS, Tenant desires to reduce the size of the Premises and extend the Term of the Lease, and;

     WHEREAS, Landlord and Tenant desire to amend the Lease in order to modify some of the other terms and conditions of the Lease;

     NOW, THEREFORE in consideration of the mutual agreements of the undersigned and other good valuable consideration, this Lease is hereby amended, effective December 1, 1996 as follows:

42.      BROKER DISCLOSURE

         Pursuant to Georgia Real Estate Commission Regulation 520-1-08, Laing Marketing Company makes the following disclosures concerning this Lease transaction:

         a) In this transaction, Laing Marketing Company represents Landlord and not Tenant.

         b) In this transaction, Richard Bowers and Company represents Tenant and not Landlord.

         c) In this transaction, both Laing Marketing Company and Richard Bowers and Company shall receive their compensation from Landlord exclusively.

         Both Tenant and Landlord acknowledge, agree with and consent to the representation and compensation disclosed above.





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43.      Paragraph 2, Term, of the Lease shall be amended to read:

         To have and to hold the same for the term to commence on December 1, 1996 and ending on the 30th day of November, 1999, at midnight unless sooner terminated as hereinafter provided.

44.      Paragraph 3, Rental, of the Lease shall be amended to read:

         The Tenant agrees to pay to the Landlord promptly on the first day of each month in advance, during the term of this Lease, a monthly rental as follows:

         December 1, 1996 through November 30, 1997 @ $13,342.88 per month December 1, 1997 through November 30, 1998 @ $13,876.59 per month December 1, 1998 through November 30, 1999 @ $14,431.65 per month

         Payments received after the tenth day of the month may be assessed an additional five percent (5%) charge as agreed liquidated damages due Landlord. Acceptance by Landlord of a rental payment in an amount less than that which is currently due shall in no way affect Landlord's rights under this Lease and in no way be an accord and satisfaction.

45.      Paragraph 1, Premises, of the Lease shall be amended to read:

         The Landlord, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved and contained, to be paid, kept and performed by the Tenant, has leased and rented, and by these presents does lease and rent, unto the Tenant, and the Tenant hereby agrees to lease and take upon the terms and conditions which hereinafter appear, the following described space (herein called the "Premises").


Project: Newmarket Business Park        Building: Eight (8)

Address: 2211 Newmarket Parkway         Suite:    134, 136, 138, 140, 142, 144

City:    Marietta                       Rentable Square Feet:  18,837

County:  Cobb                           State:    Georgia







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Premises are more particularly shown on Exhibit "A-1",  attached hereto and made a part hereof.


46.     COMMON AREA MAINTENANCE EXPENSE

        Paragraph 12, Common Area Maintenance, of the Lease shall be amended to read:

        Landlord shall maintain and keep clean all common areas of the site shown on Exhibit "B-1" which is attached hereto and made a part hereof including grounds, landscaping drives, parking and loading areas. Tenant shall reimburse Landlord for Tenant's share of the cost of maintaining the common areas of the Building. Tenant shall pay Landlord for its share of Common Area Maintenance expense at a rate of $0.65 per rentable square foot, per year, payable in equal monthly payments along with monthly rental. The Common Area Maintenance expense shall be escalated the same time and manner as the rentals hereunder are increased.

47.     TENANT IMPROVEMENTS

        Tenant agrees to lease the Premises in an "as-is" condition. Tenant shall be solely responsible for the cost of any improvements; such improvements shall be subject to Landlord's prior approval. Landlord, at Landlord's cost, shall provide for demising the Premises, isolating and installing the electrical service, heating and cooling system and gas service.

        Except as herein amended, all terms and conditions of the Lease shall remain in full force and effect.

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        IN WITNESS  WHEREOF,  the parties  hereunto  have  executed this Seventh
Amendment to Lease as of the day and year first above written.



Signed, sealed and delivered in the      LANDLORD:  Newmarket Partners III,
presence of:                             Limited, a Georgia Limited Partnership,
                                         whose general partners are Laing
                                         Properties, Inc. and Laing Management
                                         Company


                                          BY:  LAING PROPERTIES, INC.
______________________________            MANAGING GENERAL PARTNER
Witness

                                          BY:___________________________________

                                          TITLE:________________________________

______________________________
Notary Public                             ATTEST:_______________________________

                                          TITLE:________________________________



Signed, sealed and delivered in the       TENANT:  CryoLife, Inc., a Florida
presence of:                              corporation



_______________________________           BY:___________________________________
Witness

                                          TITLE:________________________________

_______________________________
Notary Public                             ATTEST:_______________________________

                                          TITLE:________________________________









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                                  EXHIBIT "A-1"


                                   [GRAPHIC]


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                                  EXHIBIT "B-1"


                                   [GRAPHIC]